Exhibit 5.1

ROBERT M. PRICE (DC, MD)
  -----------------------
BHUPINDERPAL S. CHHABRA (DC, INDIA)
RAMI NUSEL (NY, ISRAEL)
MARY SUE DONAVAN (DC, NY)

             OF COUNSEL
SAHLU MIKAEL (DC, NY, ETHIOPIA)
NAZANIN M. NASRI (DC, VA, IRAN)

LAW OFFICES OF DAVID E. PRICE 13520 ORIENTAL ST ROCKVILLE, MD 20853 --------- TEL (301) 460-5818 www.Pricelaw.com	DISTRICT OFFICE 1915 EYE ST NW WASHINGTON, DC 20006 VIRGINIA OFFICE 601 KING ST., SUITE 400 ALEXANDRIA, VIRGINIA 22314 ISRAEL OFFICE DIAMOND TOWER, 28TH FLOOR 3A JABOTINSKI RD., RAMAT-GAN 52520

May 14, 2008

Gentlemen:

I have acted as counsel to Axiom Management Inc. (the "Company") in connection with its filing of a registration statement on Form 10 (Registration No. 333-________, the "Registration Statement") covering HOW MANY shares of common stock $.0001 par value (the "Common Stock") to be sold by selling security holders ("Selling Security Holders").

In my capacity as counsel to the Company, a Nevada corporation, I have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

With respect to factual matters, I have relied upon statements and certificates of the Company. I have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as I have deemed relevant hereto. In all such examinations I have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to me.

On the basis of the foregoing, I am of the opinion that:

The shares of Common Stock covered by this Registration Statement have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

This opinion opines upon Nevada law including the Nevada constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting the Registration Statement.

Sincerely yours,

David E. Price, Esq.